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                                                                    EXHIBIT 10.1

                                   SCHEDULE I

                          INVESTMENT POLICY GUIDELINE(1)

I.   PORTFOLIO

     1. The Client is IPCRE LIMITED (formerly International Property Catastrophe Reinsurance Company Ltd.)

          The invested portfolio is comprised of the assets held within the following accounts:

          (i)    AGM PROP      Invests primarily in US Dollar High-Grade Fixed
                               Income Securities

          (ii)   AGM PROM      Invests primarily in Money Market Instruments in
                               various currencies as directed by the client from time to time.

          (iii)  AGM PREP US   Invests in US Equities only

          (iv)   AGM PREP GE   Invests in Global Equities

          hereinafter collectively referred to as "the Portfolio".

          a. The Portfolio represents capital for solvency purposes of the Client.

          b. The primary objective of the Portfolio is preservation of capital. A secondary objective is returns commensurate with the Benchmarks as hereinafter defined.

     2. The Portfolio is to be invested only in the asset class(es) detailed below; together with all subsequent additions thereto of which the Company is given notice, and all other property acquired therefrom, proceeds therefrom, or in substitution therefor, less authorized payment by the Custodian.

                             Asset Class                   Min %    Max %
                 --------------------------------------------------------
                 [X]  Fixed Income Securities                 0      100
                                                           -----    -----
                 [X]  Money Market Instruments                0      100
                                                           -----    -----
                 [X]  Equity Securities                       0       20
                                                           -----    -----
                 [ ]  Convertible Bonds
                                                           -----    -----
                 [ ]  Equity Derivatives
                                                           -----    -----
                 [ ]  Financial Derivatives
                                                           -----    -----
                 [X]  Foreign Exchange Contracts              0       20
                                                           -----    -----
                 [ ]  Foreign Exchange Derivatives
                                                           -----    -----
                 [X]  Money Market Funds                      0      100
                                                           -----    -----
                 [X]  Repurchase Agreements                   0      100
                                                           -----    -----
                 [ ]
                                                           -----    -----
                 [ ]
                                                           -----    -----

          Other asset classes shall not be permitted without the express written approval of the Client.

                 [ ] Additional detail is attached as Asset Class Schedule.

          a. The Portfolio shall be denominated in US DOLLARS, hereinafter referred to as the Base Currency.

     3.   Counterparty Risk

          a. Wherever possible, all securities transactions shall be executed "delivery versus payment."

          b. All securities transactions shall be executed with commercial banks, investment banks, brokers and trading firms
               ("Counterparties") of recognized standing in the financial markets.

          c. To the extent that OTC Options and other derivatives, Foreign Exchange Contracts and Repurchase Agreements are permitted in
               Section I.2, they shall be executed with Counterparties of recognized standing in the financial markets. Further, such Counterparties shall carry Investment Grade Ratings, as defined by Moody's or Standard & Poor's.



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II.  BENCHMARK

     The Portfolio performance shall be measured with regard to the following composite index which shall be considered the base asset allocation of the
     Client:

            Salomon Smith Barney Eurodollar Bonds 1-3 year AAA/AA Index     42.5
                                                                          ------
            Salomon Smith Barney Eurodollar Bonds 3-5 year AAA/AA Index     42.5
                                                                          ------
            US S & P 500 Index                                               7.5
                                                                          ------
            MSCI World All Countries Free Daily Total Return Net (USD)       7.5
                                                                          ------

III. CUSTODIAN

     1. The main Custodian is AIG GLOBAL INVESTMENT TRUST SERVICES, LTD., although additional Custodian accounts may be opened with the approval of the Client.

IV.  GENERAL FIXED INCOME GUIDELINES

     1.   Currency

          The Fixed Income Portfolio is a  [ ] Single Currency Account
                                           [ ] Hedged Currency Account
                                           [X] Multi-Currency Account
                                                         as hereinafter defined.

          a. A Single Currency Account shall be invested 100% in the Base Currency as defined in Section I.2.a. Securities denominated in or linked to other currencies are permitted only at the direction of the Client.

          b. A Hedged Currency Account shall be invested in securities denominated in or linked to any currency provided, however, that foreign exchange contracts, futures and/or options are executed to reduce the net non-Base Currency exposure to less than 5% of the Portfolio Market Value.

          c. A Multi-Currency Account shall be invested in securities denominated in or linked to any currency. Whether or not foreign exchange contracts, futures and or options are permitted in
               Section I.2., the non-Base Currency exposure of the Portfolio shall not exceed 20.0% of the Portfolio Market Value. The net non-Base Currency exposure shall not exceed 20.0 % of the Portfolio Market Value

               Unless permitted in Section I.2., Foreign Exchange Contracts shall not be executed for a Multi-Currency Account except for the acquisition or disposition of securities or for the conversion of coupon/dividend receipts to the Portfolio Base Currency; no hedging or speculative currency transactions are permitted.

     2.   Country Risk

          The Portfolio is a [X] Diversified Country Risk Account
                             [ ] Targeted Country Risk Account
                                                         as hereinafter defined.

          All country limits are percent of Portfolio MARKET Value on date of purchase and refer to the country of issuer or guarantor. In the case of banking institutions, the country of a full branch shall be deemed to be the domicile of the head office. Country exposures shall not exceed the greater of the country limit or U.S. $5,000,000 equivalent at the time of purchase.

          A Diversified Country Risk Account permits the following per country limits.

          a.   United States                                                100%

          b.   Canada                     Switzerland                        75%
               Germany                    United Kingdom
               Japan

          c.   EEC, EIB, ECSC, World Bank (IBRD), Other Supranationals       50%


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
          d.  Australia    Finland        Luxembourg        Portugal         25%
              Austria      France         Netherlands       Spain
              Belgium      Ireland        New Zealand       Sweden
              Denmark      Italy          Norway

          e.  Other (Total value of all securities not covered
                 under IV.2.a.-d. above)                                     10%

               A Targeted Country Risk Account specifically targets the investment opportunities in one or more particular countries as detailed below:

               ________________________    ___________%
               ________________________    ___________%
               ________________________    ___________%

               [ ] Additional detail attached as Country Risk Schedule.

     3.   Issuer Limits

          a. Except in the case of Supranational, Sovereign, and Sovereign - supported issues, where the limits under IV.2 above apply, the securities of one issuer should not exceed the greater of 10.0% of the Portfolio MARKET Value or U.S. $5,000,000 at time of purchase.

     4.   Issue Limits

          a. In the case of fixed income securities, no holding should exceed the greater of 10% of the amount outstanding or U.S. $5,000,000 nominal at the time of purchase.

     5.   Maturity Limits

          a. In the case of fixed income securities, no individual security shall have a remaining MODIFIED DURATION greater than EIGHT YEARS.

          b. In the case of money market securities, no individual security shall have a remaining MATURITY greater than TEN YEARS, notwithstanding the frequency of any rate reset provision of the security.

          c. The Portfolio shall maintain a target WEIGHTED AVERAGE MODIFIED DURATION of between approximately 1.25 AND 3.75 YEARS. For purposes of this calculation only, the maturity of a floating rate security is deemed to be its next succeeding reset date.

     6.   US Securities

          The purchase of US securities IS permitted.

     7.   Credit Risk

          a. All securities purchased for the Portfolio which carry a long term rating by either Standard & Poor's or Moody's shall have a rating of AA- or AA3 or better at the time of purchase. Notwithstanding the foregoing, securities may be purchased for the Portfolio which have ratings of A- or A3 or better provided that, in aggregate, they do not constitute more than 25% of the Portfolio MARKET Value. (Securities which are not so rated at the time of intended purchase shall not be permitted except on a case by case approval of the Client.)

               All securities purchased for the Portfolio which carry a short term rating by either Standard & Poor's or Moody's shall have a rating of A-1 or P-1 or better at the time of purchase. Notwithstanding the foregoing, securities may be purchased for the Portfolio which have ratings of A-2 or P-2 or better provided that, in aggregate, they do not constitute more than 25% of the Portfolio MARKET Value. (Securities which are not so rated at the time of intended purchase shall not be permitted except on a case by case approval of the Client.)

          b. Unrated securities ARE permitted. The unrated securities shall have credit quality at the time of purchase, as determined in good faith by the Company, equivalent to other permitted securities which are rated as in IV.7.a. The Client shall be notified at least quarterly as to the composition and status of the unrated securities held in the Portfolio.



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          c.   A security purchased either in accordance with Section IV.7.a.
               which receives a downwardly revised rating or in accordance with
               Section IV.7.b. which receives a newly established rating that in either case would make such security ineligible for further purchase remains a permitted security to the extent of the then current holdings.

          d. Private placements ARE permitted. Any private placements purchased for the Portfolio shall be marketable securities. This permission is specifically intended to allow the purchase of unlisted securities.

          [ ]  Additional detail is attached as Credit Risk Schedule.


     8.   Realized Gains/Losses

          Net realized capital gains and losses should be minimized. (For example: To the extent fixed income assets are permitted, bond switch activity to enhance returns is encouraged, but should not become excessive and should be undertaken within the context of minimizing net gains and losses).


V.   GENERAL EQUITY GUIDELINES

     1. The U.S. Equity portion of the Portfolio seeks to replicate the aggregate price and yield performance of the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500 Index"), an index which emphasizes large capitalization companies in the United States.

     2. The Global Equity portion of the Portfolio seeks to outperform the total return of the MSCI World All Countries TR Free (USD) Index.


VI.  FEES

     The fee schedule will be calculated as follows: 0.35% per annum on the first $100 MILLION U.S. dollars, or equivalent of Portfolio MARKET value;
     0.25 % per annum on the next $100 MILLION; and 0.15 % per annum on any amount exceeding $200 MILLION.

     The fees will be calculated based on the previous month end MARKET value of the portfolio (including accrued interest) and are payable MONTHLY IN ARREARS. The fees shall be reduced proportionally for any part of a period in which this Agreement is not in full effect.

     [ ] Additional detail is attached as Supplementary Fee Schedule







Signed by          /s/ John Weale, Vice President
          ------------------------------------------------
                        for and on behalf of
                            IPCRE LIMITED





Signed by:         /s/ Robert Hennessy, Director
           -----------------------------------------------
                        for and on behalf of
            AIG GLOBAL INVESTMENT CORP. (IRELAND) LIMITED



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                                   SCHEDULE II

                               AUTHORIZED PERSONS

     Name(s) and address(es) of persons authorized to give and receive notices, consents or other communications.

     Name                             Address
     ----                             -------
     Robert Hennessy                  AIG Global Investment Corp. (Ireland) Ltd.
     Orla O'Grady Walshe              AIG Centre
                                      IFSC
                                      North Wall Quay
                                      Dublin 1
                                      Ireland

                                      PHN: 353-1-672-0222
                                      FAX: 353-1-672-0267
                                      TLX: 91965


     Name                             Address
     ----                             -------
     John R. Weale                    IPCRe Limited
     Dennis J. Higginbottom           P.O. Box HM 152
     James P. Bryce                   Hamilton HM AX
                                      Bermuda

                                      PHN: 441-298-5100
                                      FAX: 441-292-8085



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